Exhibit (10)(iii)











                                 TEKTRONIX, INC.


                   Tektronix Annual Performance Incentive Plan


                                2003 Restatement



                                  June 1, 2003













Tektronix, Inc.
an Oregon Corporation
P.O. Box 500
Beaverton, OR 97077



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                                TABLE OF CONTENTS


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                                                                                                                Page

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ARTICLE 1 Name....................................................................................................3

ARTICLE 2 Purpose.................................................................................................3

ARTICLE 3 Amendment or Termination................................................................................3

ARTICLE 4 Administration..........................................................................................3

ARTICLE 5 Eligibility- and Participation; Performance Targets.....................................................4

         5.01     Eligible Employees; Selection...................................................................4

         5.02     Performance Targets.............................................................................4

ARTICLE 6 Accounting Calculations.................................................................................4

ARTICLE 7 Change of Eligible Employment...........................................................................5

         7.01     General Rule....................................................................................5

         7.02     Job Changes.....................................................................................5

         7.03     Death, Disability and other Termination.........................................................6

ARTICLE 8 Nontransferability......................................................................................6

ARTICLE 9 Payment.................................................................................................6

         9.01     Timing..........................................................................................6

         9.02     Deferring Award.................................................................................6

ARTICLE 10 Terms..................................................................................................7

ARTICLE 11 Claims Procedure.......................................................................................7

ARTICLE 12 Not a Contract of Employment...........................................................................8

ARTICLE 13 Effective Date.........................................................................................8
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                                 TEKTRONIX, INC.

                   TEKTRONIX ANNUAL PERFORMANCE INCENTIVE PLAN

                                2003 RESTATEMENT

Tektronix, Inc.
an Oregon Corporation
14200 S.W. Karl Braun Drive
P.O. Box 500
Beaverton, OR 97077

         The Plan, as adopted, restated and amended through September 11, 2001, is restated in its entirety effective as of June 1, 2003.

                                    ARTICLE 1

                                      NAME

          The name of this Plan is the Tektronix Annual Performance Incentive Plan.

                                    ARTICLE 2

                                     PURPOSE

         The purpose of this Plan is to promote the interests of the shareholders by providing, for eligible employees of Tektronix and its subsidiaries, an element of regular compensation that is contingent upon the attainment of established performance targets. Such an incentive is necessary in order to give due emphasis to performance targets and to attract and retain highly qualified employees.

                                   ARTICLE 3

                            AMENDMENT OR TERMINATION

         The Organization and Compensation Committee of the Board of Directors ("the Committee") may amend or terminate this Plan at any time.

                                   ARTICLE 4

                                 ADMINISTRATION

         The Chief Executive Officer of Tektronix shall appoint one or more employees of Tektronix as Administrator of the Plan. The Administrator shall interpret and administer the Plan and, for that purpose, may make, amend or revoke rules and regulations at any time.


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                                   ARTICLE 5

               ELIGIBILITY- AND PARTICIPATION; PERFORMANCE TARGETS

5.01     Eligible Employees; Selection.

An officer, executive, or employee of Tektronix or its subsidiaries shall participate, if selected, as set forth below.

(a) The Committee will select corporate officers ("officers") for participation each fiscal year.

(b) The Chief Executive Officer shall select employees who are not officers ("non-officers"). Generally, Senior Managers and select Senior Level Individual Contributors will be eligible for participation.

(c) Selections shall be made annually as soon as practicable after the beginning of the fiscal year.

(d) Selected officers and non-officers shall be notified of their selection to participate as soon as practical.

(e) Officers or employees who enter eligible positions after the start of the fiscal year as newly hired or through promotion or transfer may be selected for participation.

         5.02 Performance Targets

(a) The performance period under this Plan shall be the Tektronix fiscal year.

(b) The terms for measurement of performance and payment of incentives, including award formulas and amounts, shall be those set each fiscal year by the Committee for officers and by the Chief Executive officer for non-officers. Such performance measures and associated values will be established as soon as feasible in each fiscal year.

(c) To accommodate and adjust for the effects of structural changes within Tektronix during any performance period (including, by way of illustration, the transfer of an organization or a portion of an organization from one cost center to another), the terms established pursuant to this Section 5.02 may be changed by restating both planned and actual performance to account for the structural change. Any such change in terms shall require the prior approval of the Committee for officers or the Chief Executive Officer for non-officers.

                                    ARTICLE 6

                             ACCOUNTING CALCULATIONS


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         All calculations of values and related determinations of assets, operating results and other accounting matters shall be made by the Chief Financial officer for the Administrator. Calculations shall be based on Tektronix's books of account using generally accepted accounting principles consistently applied. At the discretion of the Committee for officers or the Chief Executive officer for non-officers, calculations may exclude items determined by the committee or Chief Executive Officer to be nonrecurring or to result from changes in accounting policy.

         Determinations once made shall be final and binding on all parties and shall not be changed because of any later occurrence, discovery of facts, or adjustments to accounts, unless due to mathematical or clerical error.

                                   ARTICLE 7

                          CHANGE OF ELIGIBLE EMPLOYMENT

         7.01 General Rule

         Except as provided in Section 7.03, if a selected officer or employee does not remain continuously employed by Tektronix until the last day of the fiscal year, the award shall terminate and all rights to it shall cease. If rehired into an APIP eligible position later in the same fiscal year, the APIP award will be calculated only on earnings from the date of rehire.

         7.02 Job Changes

         Participants who are eligible for APIP do not participate in either commission plans or Results Share. Eligibility for APIP or Results Share will be determined quarterly. No participant may be eligible for both APIP and Results Share during the same fiscal quarter. The position held by a participant at the end of each quarter determines APIP or Results Share participation for the entire quarter, except if moving into or from a commissioned position:

(a) If a participant moves from an APIP eligible position to a Results Share eligible position before the end of a quarter, all eligible earnings during that quarter will be counted in calculating a Results Share award - regardless of what point in the quarter the participant entered the Results Share eligible position.

(b) If a participant moves from a Results Share to an APIP eligible position before the end of a quarter, all eligible earnings during that quarter will be counted in calculating the APIP award.

(c) If a participant transfers from one APIP eligible position to another, the target leverage will be based on the position in which the participant is classified at the end of the quarter.


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(d)      If a participant moves from an APIP eligible position to a commission eligible position, APIP earnings will be prorated based on eligible earnings up to the effective date of the move into a commissions plan.

(e) If a participant transfers from a commissions plan to APIP, the APIP award will be prorated and based on eligible earnings starting with the date the participant actually entered the APIP plan through the end of the quarter.

7.03     Death, Disability and other Termination

         If an interruption of continuous employment under 7.01 occurs during a performance period under the following circumstances, the participant or the estate of a deceased participant shall be entitled to an award:

(a)      Upon death or disability; or

(b) Under unusual circumstances that the Chief Executive Officer (for non-officers) or the Committee (for officers) decides justify granting an award.

         Disability means permanent and total disability as defined under the long term disability program maintained by the participant's employer at the time of termination of employment.

                                    ARTICLE 8

                               NONTRANSFERABILITY

         Except for amounts owing to or claimed by Tektronix or any subsidiary of Tektronix, no interest of any participant may be assigned, transferred, seized by legal process or subjected to the claims of creditors in any way.

                                    ARTICLE 9

                                     PAYMENT

         9.01 Timing

         The amount of each incentive award will be paid as soon as practicable after the close of the fiscal year, unless Section 9.02 applies.

         9.02 Deferring Award

         If the participant has previously elected under a Deferred Compensation Plan (U.S. participants' only) maintained by Tektronix to defer receipt of the payment, the time and manner of payment shall be controlled by the Deferred Compensation Plan and the participant's deferral election.

         9.03     Payments made from


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         Payments will be made from Tektronix or the subsidiary in which the participant is employed, as determined by the Administrator.

                                   ARTICLE 10

                                      TERMS

         10.01 Terms Used

         Where specific compensation terms and other such provisions of an annual incentive design are used in determining performance incentive amounts or criteria, they shall be understood to be those compensation and incentive plan concepts in accordance with U.S. terms and determined by the plan administrator, as the case may be, for the relevant performance period.

         10.02  Eligible Earnings

         Eligible earnings for calculating APIP awards in the U.S. are made up of the following pay elements: Regular or base pay, holiday, sick, health bank, vacation, vacation bank, volunteer time, paid leave, paid non-work, jury duty, military, and time off without pay due to required shutdown. Eligible earnings for calculating APIP awards for non-U.S. participants will include the local pay elements that most closely correspond to those used in the U.S.

                                   ARTICLE 11

                                CLAIMS PROCEDURE

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

         If the claim or request is denied, the written notice of denial shall state the following:

(a) The reasons for the denial, with specific reference to the Plan provisions on which the denial is based.

(b) A description of any additional material or information required and an explanation of why it is necessary.

(c)      An explanation of the Plan's claims review procedure.

         Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator who may, but who shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent: documents and submit issues and comments in writing.


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         The decision on review ordinarily shall be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.

                                   ARTICLE 12

                          NOT A CONTRACT OF EMPLOYMENT

         Nothing in this Plan shall confer on any participant, or be construed to confer on any participant, the right to continued employment or an acquired right to any compensation under the Plan. The Plan shall not prevent the termination of any participant's employment at any time for any reason.

                                   ARTICLE 13

                                 EFFECTIVE DATE

         This restatement shall be effective June 1, 2003.






























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